                                                                     EXHIBIT 5.1


                      [CAIRNCROSS & HEMPELMANN, P.S. LETTERHEAD]


                                  July 16, 1997


fine.com Corporation
1118 Post Avenue
Seattle, Washington  98101

         Re:     Registration Statement on Form SB-2

Ladies and Gentlemen:

     fine.com Corporation, a Washington corporation (the "Company"), has requested that we furnish an opinion, as set forth herein, with respect to certain matters in connection with the offering of up to 1,150,000 shares of the Company's common stock, no par value (the "Shares"), (which includes 150,000 Shares subject to an option granted to the several underwriters of such offering solely to cover over-allotments, if any) as well as up to 100,000 additional shares of such common stock underlying certain warrants (the "Representative's Warrants") to be issued to the representative of the several underwriters for the offering, pursuant to the prospectus (the "Prospectus") included in the Company's registration statement on Form SB-2, as amended (File No. 333-26855) (the "Registration Statement").

     We have acted as counsel for the Company in connection with the offering and sale of the Shares. In the course of such representation, our firm assisted the Company in the preparation of the Registration Statement and related documents and correspondence. In connection with the opinions expressed herein, we have reviewed the Company's Articles of Incorporation, as amended, Bylaws, form of Representative's Warrant Agreement, minutes of meetings of and action of the Board of Directors and the Company's shareholders and other relevant documents we deemed necessary. This letter should be read in conjunction with the Prospectus and, unless the context hereof clearly otherwise provides, all capitalized terms herein shall have the respective meanings ascribed thereto in the Prospectus.

     On the basis of the foregoing, and subject to the qualifications set forth herein, we are of the opinion that (a) the Shares have been duly authorized, and, upon the issuance and sale thereof by the Company as described in the Registration Statement, and the receipt of the consideration therefor as described therein, the Shares will be validly issued, fully paid and non-assessable, and (b) the Representative's Warrants and the shares to be issued upon exercise of the Representative's Warrants, when issued in exchange for the consideration recited therein, will be legally issued, fully paid and non-assessable. This opinion does not address the compliance, or lack thereof, of the offering or such issuance and sale with any securities laws or any law or statute other than the Washington Business Corporation Act (Title 23B of the Revised Code of Washington).

        We hereby consent to the reference to our firm under "Legal Matters" in the Prospectus and to the inclusion of this letter as Exhibit 5.1 to the Registration Statement.


                                                   Very truly yours,

                                             /s/   CAIRNCROSS & HEMPELMANN, P.S.